Exhibit 99.4

Motley Services, LLC

Financial Statements

As of June 30, 2018 and

the Six Months Ended June 30, 2018 and 2017

Motley Services, LLC

Contents

Financial Statements

Balance Sheet	3

Statements of Income and Changes in Members’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-17

Motley Services, LLC

Balance Sheet

June 30, 2018 (Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$1,577,403
Trade accounts receivable	23,321,262
Prepaid expenses	1,674,569

Total current assets	26,573,234

Fixed Assets at Cost, Net	61,442,084

Total assets	$88,015,318

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$5,131,052
Accrued liabilities	2,796,076
Current portion of long-term debt	3,730,864
Current portion of capital leases	4,050,209

Total current liabilities	15,708,201

Long—Term Liabilities
Long-term debt, net of current portion	20,154,163
Capital leases, net of current portion	10,643,490

Total long-term liabilities	30,797,653

Total liabilities	46,505,854

Members’ Equity	41,509,464

Total liabilities and members’ equity	$88,015,318

See accompanying notes to financial statements.

Motley Services, LLC

Statements of Income and Changes in Members’ Equity

Six Months Ended June 30,	2018 (Unaudited)	2017 (Unaudited)

Revenues	$58,577,389	22,141,891
Cost of Services	(37,413,080)	(16,811,635)

Gross profit	21,164,309	5,330,256

Operating Expenses
Selling, general and administrative expenses	3,175,844	1,830,100
Depreciation	3,259,608	1,247,858

Operating expense	6,435,452	3,077,958

Operating income	14,728,857	2,252,298

Other Income (Expense)
Loss on disposal of fixed assets	(29,779)	—
Interest expense	(1,699,793)	(601,234)
Other	12,952	(826)
Other expense, net	(1,716,620)	(602,060)

NET INCOME	13,012,237	1,650,238

Members’ Equity:
Balance beginning of period	28,497,227	12,299,964
Acquisitions of equipment financed by member contributions	—	5,894,227

Balance, end of period	$41,509,464	19,844,429

See accompanying notes to financial statements.

Motley Services, LLC

Statements of Cash Flows

Six Months Ended June 30,	2018 (Unaudited)	2017 (Unaudited)

Cash flows from operating activities:
Net income	$13,012,237	1,650,238
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,259,608	1,247,858
Amortization of debt issuance costs	114,983	5,155
Loss on disposal of assets	29,779	—
Change in operating assets:
Accounts receivable, trade	(8,452,402)	(7,283,279)
Prepaid expenses and other current assets	286,939	(684,685)
Other assets	—	119,246
Change in operating liabilities:
Accounts payable	(2,060,404)	1,972,807
Accrued liabilities	1,150,466	846,020
Net cash provided by (used in) operating activities	7,341,206	(2,126,640)
Cash flows from investing activities:
Purchase of property and equipment	(12,951,219)	(1,473,045)
Proceeds from sale of assets	60,000	—
Net cash used in investing activities	(12,891,219)	(1,473,045)
Cash flows from financing activities:
Repayments of long-term debt	(1,502,222)	(408,039)
Net borrowings on line of credit	7,581,832	—
Net proceeds from factoring	1,520,558	4,269,403
Capital lease payments	(1,412,713)	(172,502)
Net cash provided by financing activities	6,187,455	3,688,862
Net increase in cash and cash equivalents	637,442	89,177

Cash and cash equivalents, beginning of year	939,961	311,036

Cash and cash equivalents, end of year	$1,577,403	400,213

Cash paid during the year for:
Interest	$1,584,810	596,079
Non-cash investing and financing transactions:
Acquisitions of buildings and equipment through long-term debt	$648,428	1,552,317
Acquisitions of equipment through capital leases	10,937,000	3,525,920
Repayments of factoring notes through long-term debt	7,915,544	—
Acquisitions of equipment financed by member contributions	—	5,894,227

See accompanying notes to financial statements.

Motley Services, LLC

Notes to Financial Statements

1.	Organization and History

Organization

Motley Services, LLC, (the “Company”), a Texas limited liability company, was initially organized as a corporation on May 28, 2010 in the state of Texas and was converted to a limited liability company on October 7, 2016. The Company is governed by a Limited Liability Company Agreement, amended on October 14, 2016.

The Company is primarily engaged in providing cased hole wireline services, coiled tubing, wireline, pumping through tubing and nitrogen services for oil and gas wells. The Company’s operations are concentrated in the Permian Basin region of Texas and New Mexico.

Interim Financial Statement Information

The accompanying financial statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 have not been audited by the Company’s independent auditors. In the opinion of Company management, the unaudited financial statements reflect all adjustments necessary to present fairly the Company’s financial statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017. All such adjustments are of a normal, recurring nature. In preparing the unaudited financial statements, management of the Company has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results.

2.	Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements fallows.

Cash and Cash Equivalents

The Company considers all short-term investments with maturities of three months or less to be cash equivalents.

There were no short-term investments other than cash as of June 30, 2018.

The Company’s cash balances may at times exceed federally insured amounts.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

The Company’s allowance for doubtful accounts is based on management’s evaluations of the collectability of each account receivable based on the customer’s payment history and general economic conditions.  At June 30, 2018, the Company had no allowance for doubtful accounts.

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)

Prepaid Expenses

Prepaid expenses consist primarily of operating supplies used on jobs, prepaid benefits and other current prepaid expenses.

Fixed Assets

The Company’s fixed assets are recorded at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

		Vehicles	3 years
		Equipment	3-10 years
		Furniture and fixtures	3-7 years

Upon sale or retirement of fixed assets, the cost and related accumulated depreciation are removed from the Company’s property accounts and the resulting gain or loss is recognized.

Maintenance, repairs and minor renewals and replacements are charged to expense when incurred.  Betterments and major renewals and replacements are capitalized.

Income Taxes

On October 14, 2016, the Company elected Q-Sub status and converted to a Partnership for tax purposes. Accordingly, taxable income or losses are reported by the members on their individual income tax returns based on their percentage of ownership.  Consequently, no provision for income taxes is reported in the accompanying financial statements. Tax years open for examination by taxing authorities include the years from 2015 through 2017.

Revenue Recognition

The Company recognizes revenues upon completion of services.

Advertising Expense

All advertising costs are expensed when incurred.  For the six months ended June 30, 2018 and 2017 advertising expense was $35,891 and $25,258, respectively.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, (“GAAP”) management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)

Use of Estimates (Continued)

Areas where critical accounting estimates are made by management include:

•                        Depreciation of property and equipment

•                        Allowance for doubtful accounts

Risk Concentration

Financial instruments that potentially subject the Company to concentrations of credit risk are its receivables.  The Company provides services to customers domestically.  The Company continuously evaluates its customers’ credit worthiness and financial conditions and generally does not require collateral.  The Company does not believe it is exposed to any material risk of concentration.

Recently Issued Accounting Pronouncements

Revenues from Contracts with Customers

In May of 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).  The FASB and the International Accounting Standards Board (“IASB”) initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS that would:

1.              Remove inconsistencies and weaknesses in revenue requirements.

2.              Provide a more robust framework for addressing revenue issues.

3.              Improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets.

4.              Provide more useful information to users of financial statements through improved disclosure requirements.

5.              Simplify the preparation of financial statements by reducing the number of requirements to which an entity must refer.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

Revenues from Contracts with Customers (Continued)

Step 1:           Identify the contract(s) with a customer.

Step 2:          Identify the performance obligations in the contract.

Step 3:          Determine the transaction price.

Step 4:          Allocate the transaction price to the performance obligations in the contract.

Step 5:          Recognize revenue when (or as) the entity satisfies a performance obligation.

For nonpublic companies the amendments in this Update are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.

Management does not expect the adoption will have a material impact on the Company’s financial statements.

Lease Accounting

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which is effective for nonpublic companies beginning after December 15, 2019. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less.

All other leases will fall into one of two categories:

•       Financing leases, similar to capital leases, will require the recognition of an asset and liability, measured at the present value of the lease payments.

•            Interest on the liability will be recognized separately from amortization of the asset.

•            Principal repayments will be classified as financing outflows and payments of interest as operating outflows on the statement of cash flows.

Motley Services, LLC

Notes to Financial Statements

2.	Significant Accounting Policies (Continued)

Lease Accounting (Continued)

•       Operating leases will also require the recognition of an asset and liability measured at the present value of the lease payments.

•            A single lease cost, consisting of interest on the obligation and amortization of the asset, calculated such that the amortization of the asset will increase as the interest amount decreases resulting in a straight-line recognition of lease expense.

•            All cash outflows will be classified as operating on the statement of cash flows.

Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases.

Management has not evaluated the effect the adoption will have on its financial statements.

Classification for Certain Cash Receipts and Cash Payments

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230)”.  ASU 2016-15 provides accounting guidance related to the presentation and classification of certain transactions in the statement of cash flows where diversity in practice exists. The guidance is effective for annual periods beginning after December 15, 2018, with early adoption permitted. The new standard is required to be applied with a modified retrospective approach to each prior reporting period presented and provides for certain practical expedients.  Management does not expect the adoption to have a material impact on the Company’s financial statements.

3.	Accounts Receivable

Accounts receivable at June 30, 2018 consists of trade receivables of $23,321,262.  The Company factors certain of its receivables for cash flow financing purposes.  Such receivables serve as collateral for the borrowing arrangement.  See Note 6.

As of June 30, 2018, management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.  If amounts become uncollectible, they will be charged to operations when that determination is made.

Motley Services, LLC

Notes to Financial Statements

4.	Fixed Assets	Fixed assets consisted of the following at June 30, 2018:

		Wireline units	$7,102,612
		Coil units	20,811,816
		Pumps	19,092,733
		10K units	1,834,461
		Shop equipment	4,620,414
		Nitrogen equipment	709,524
		Trucks	6,102,440
		Furniture and fixtures	200,329
		Buildings and leasehold improvements	554,028
		Equipment under development	8,031,152
			69,059,509
		Accumulated depreciation and amortization	(7,617,425)

		Fixed assets, net	$61,442,084

Equipment under development at June 30, 2018, consisted primarily of deposits on and purchases of segments of equipment not yet completed.

Depreciation expense for the six months ended June 30, 2018 and 2017 was $3,259,608 and $1,247,858, respectively.

5.	Accrued Liabilities	Accrued liabilities consisted of the following at June 30, 2018:

		Accrued payroll and related expenses	$1,519,510
		Accrued franchise taxes	59,091
		Accrued property taxes	297,878
		Accrued other	919,597

			$2,796,076

6.	Factoring Note Payable

The Company signed an Accounts Receivable factoring agreement with Gulf Coast Bank and Trust Company dated January 11, 2017. The agreement was in effect for one year and was extended automatically for another year. The initial borrowing limit of $5,000,000 increased to $8,500,000 on June 27, 2017 under the first amendment to the agreement. Borrowings under the agreement are subject to interest at the current prime rate with a floor of 3.5% (currently 4.5%). Each invoice factored under the agreement is subject to a 10% reserve retained by the factor until the invoice amount is collected. Invoices that are not collected within 90 days of the invoice date are automatically charged against the current reserve balance.

As of June 30, 2018, the Company had no amounts of outstanding borrowings with the factor agreement.

Motley Services, LLC

Notes to Financial Statements

7.	Long-Term Debt	Long-term debt as of June 30, 2018 is as follows:

		Vehicle financing notes payable to Ford Motor Credit, with combined monthly payments of $5,161 including interest at a rate of 5.89% for thirty-six months. The notes mature in April and July of 2019 and are secured by vehicles. Four of the notes either matured or were paid off during 2017.	$64,726

		Equipment financing note payable to Allegiance Capital, LLC, dated December 20, 2017, with payments of $29,151 per month for 60 months including interest at a rate of 8.75%. The note matures on December 20, 2021 and is secured by equipment.	1,049,000

		Vehicle financing notes payable to Ally Financial with combined monthly payments of $4,486 including interest at a rate of 5.89% for thirty-six months. The notes mature in April and July of 2019 and are secured by vehicles.	120,565

		Note payable to D-5 Investments, LLC, dated October 11, 2016, with monthly payments of interest only at a rate of 12% from November 1 2016, to June 1 of 2017 and monthly payments of $50,000 principal plus interest accrued on the outstanding loan balance at a rate of 12% from July 1, 2017 to September 1, 2019. The note matures on September 30, 2019 when all remaining outstanding principal and interest is due. The note is secured by all assets owned by the company that are not subject to liens.	4,350,000

		Equipment financing note payable to Allegiance Capital, LLC, dated January 27, 2017, with payments of $3,239 per month for 60 months including interest at a rate of 8.75%. The note matures on January 27, 2022 and is secured by equipment.	118,898

		Vehicle financing notes payable to Wells Fargo, with combined monthly payments of $5,704 including interest at a rate of 8.24% for thirty-six months. The notes mature from March to May of 2020 and are secured by vehicles.	111,210

		Equipment financing note payable to Allegiance Capital, LLC, dated March 7, 2017, with payments of $9,929 per month for 60 months including interest at a rate of 8.75%. The note matures on March 7, 2022 and is secured by equipment.	378,817

Motley Services, LLC

Notes to Financial Statements

7.	Long-Term Debt (Continued)	Equipment financing note payable to Portfolio Advisors VIII, LLC, dated June 12, 2017, with payments of $9,986 per month for 60 months including interest at a rate of 9%. The note matures on June 12, 2022 and is secured by equipment.	400,253

		Equipment financing note payable to Portfolio Advisors VIII, LLC, dated June 30, 2017, with payments of $6,078 per month for 36 months including interest at a rate of 10%. The note matures on June 30, 2020 and is secured by equipment.	126,619

		Equipment financing note payable to Portfolio Advisors VIII, LLC, dated August 16, 2017, with payments of $12,915 per month for 36 months including interest at a rate of 10%. The note matures on August 16, 2020 and is secured by equipment.	289,872

		Equipment financing note payable to Portfolio Advisors VIII, LLC, dated October 31, 2017, with payments of $27,659 per month for 60 months including interest at a rate of 9.5%. The note matures on October 31, 2022 and is secured by equipment.	1,428,559

		Vehicle financing note payable to PACCAR Financial Corp. dated March 23, 2018, with payments of $10,149 per month for 48 months including interest at a rate of 6.22%. The note matures on April 7, 2022 and is secured by vehicles.	405,705

		Note payable to Allegiance Capital, LLC, dated January 23, 2018, with monthly payments of $5,469, principal plus interest accrued on the outstanding loan balance at a rate of 9%. The note matures on January 23, 2022. The note is secured by mobile homes.	195,938

		Term loan payable to PNC Bank, National Association, in the original amount of $8 million, dated March 16, 2018, with monthly principal payments of $166,667 plus interest at the rate of 7.5% for 36 months. The note matures on March 16, 2021 when a balloon payment of all unpaid principal and interest is due. Interest (7.5% as of June 30, 2018) is determined at the rate of 2.5% plus Prime Rate. The loan is subject to various covenants and is guaranteed by the Company’s partners who pledged their full partnership interest as collateral.	7,333,333

Motley Services, LLC

Notes to Financial Statements

7.	Long-Term Debt (Continued)	Revolving note payable to PNC Bank, National Association, with a borrowing limit of $20 million, dated March 16, 2018. Monthly payments of interest on the outstanding balance are due on the first business day of each month until maturity on March 16, 2021 when all outstanding interest and principal are due. Interest (6.5% as of June 30, 2018%) is determined at the rate of 1.5% plus Prime Rate. The note is subject to various covenants and is guaranteed by the Company’s partners who pledged their full partnership interest as collateral.	8,119,679
			24,493,174
		Less current portion of long-term debt	(3,730,864)
		Less unamortized debt issuance costs	(608,147)
		Long-term debt	$20,154,163

		Annual maturities of long-term debt for each of the next five years ending June 30 and thereafter are as follows:

		2019	$3,730,864
		2020	6,965,291
		2021	12,490,464
		2022	797,348
		2023	509,207
		Thereafter	—

			$24,493,174

		As of June 30, 2018, the Company was in compliance with all of the covenants on its debt.

8.	Capital Lease Obligations

The Company is the lessee of various equipment under capital leases that expire through March of 2023. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset.  The assets are depreciated over the lower of their related lease terms or their estimated productive lives.  Depreciation of the assets under capital leases is included in the depreciation expenses for 2017 and 2016.

The following is a summary of property held under capital leases as of June 30, 2018:

		Equipment cost	$16,762,921
		Less: accumulated depreciation	(875,068)

		Total	$15,887,853

Motley Services, LLC

Notes to Financial Statements

8.	Capital Lease Obligations (Continued)	Minimum future lease payments under capital leases for next five years ending June 30 and thereafter are as follows:

		2019		$5,179,268
		2020		5,238,055
		2021		4,510,281
		2022		1,594,880
		2023		572,097
		Thereafter		—

		Total minimum lease payments		17,094,581

		Less: amount representing interest		(2,400,882)
		Less: current portion		(4,050,209)

		Capital leases, net of current portion		$10,643,490

9.	Operating Leases

The Company also leases the buildings and land where its facilities and yard are located under non-cancelable agreement with a related party. The agreement is classified as an operating lease and requires monthly payments of $52,500 based on the first amendments of the original agreement until it expires on September 30, 2021. Rental expenses under the agreement for the six months ended June 30, 2018 and 2017 totaled $265,000 and $131,250, respectively. Minimum annual rental commitments and minimal lease payments over the next five years ending June 30 and thereafter are as follows:

			Vehicle and Other Equipment Leases	Facility and Land Lease
		2019	$924,112	630,000
		2020	754,809	630,000
		2021	257,419	630,000
		2022	—	157,500
		2023	—	—
		Thereafter	—	—
			$1,936,340	2,047,500

The Company leases vehicles under cancelable agreements which expire through December of 2020. The leases are obtained under a commercial credit line with Ford Motor Credit Company dated January 24, 2014. The credit line term was extended through June of 2019. Under the provisions of the commercial credit line, Ford Motor Credit Company has agreed to purchase lease agreements from authorized dealerships which lease vehicles to the Company, in the cumulative amount of up to $3,800,000. Once this limit is reached, or the line term expires, Ford Motor Credit Company will not accept additional leases extended to the company.

Motley Services, LLC

Notes to Financial Statements

9.	Operating Leases (Continued)

The Company leases vehicles under a non-cancellable agreement which expires on January 20, 2020. The leases are obtained under a commercial credit line with Ally Financial, Inc. dated January 13, 2017. The credit line term expired on January 31, 2018. Under the provisions of the commercial credit line, Ally Financial, Inc. has agreed to purchase lease agreements from authorized dealerships which lease vehicles to the Company, in the cumulative amount of up to $402,000. Once this limit is reached, or the line term expires, Ally Financial, Inc. will not accept additional leases extended to the company.

Vehicle rental expenses under the lease agreements specified above, for the six months ended June 30, 2018 and 2017 totaled $417,343 and $194,351, respectively.

10.	Related Parties

During the six months ended June 30, 2018 and 2017, the Company rented the buildings and land where its facilities and yard are located, as discussed in Note 9 above, from Motley Capital, LLC, owned by the Company’s CEO. The Company paid monthly rent of $21,875 per month from January to June of 2017, $40,000 per month from January to April 2018 and $52,500 per month from May to June of 2018. The total rent paid for the six months ended June 30, 2018 and 2017 was $225,000 and $131,250, respectively.  June of 2018, the Company prepaid $52,500 for July of 2018.

As of June 30, 2018, the Company owed $4,350,000 under a note to District 5 Investments, LP as discussed in Note 7 above. The Company incurred $272,983 and $301,666.68 in interest on the note during the six months ended June 30, 2018 and 2017, respectively.

In 2017, the Company signed a lease agreement for two tractors at a cost of $100,000 each with Hercules Equipment Management, LLC, owned by District 5 Investment, LP. The lease is classified as capital. Monthly payments of $4,448 are payable to the related party until maturity in December of 2021. As of June 30, 2018, the Company owed $151,966 principal and incurred $9,660 and $11,577 in interest on the lease for the six months ended June 30, 2018 and 2017, respectively.

In 2017, the Company signed a lease agreement for two pumps at a cost of $1,150,000 each with Hercules Equipment Management, LLC, owned by District 5 Investment, LP. The lease is classified as capital. Monthly payments of $72,872 are payable to the related party until maturity in August of 2020. As of June 30, 2018, the Company owed $82,391 principal and incurred $1,674,970 and $2,087,463 in interest on the lease for the six months ended June 30, 2018.

Motley Services, LLC

Notes to Financial Statements

10.	Related Parties (Continued)

In 2017, the Company leased on a month-to-month basis eight pump down units and two frac units from Hercules Equipment Management, LLC, owned by District 5 Investment, LP. The lease was classified as operating. The monthly payments varied based on use per unit. The agreement was cancelled and replaced on April 1, 2018 (see next paragraph). Total rent expense incurred under the lease for the three months ended March 31, 2018 and the six months ended June 30, 2017 was $864,647 and $709,849, respectively.

On April 1, 2018, the Company signed a lease agreement for eight pump down units and two frac units with Hercules Equipment Management, LLC, owned by District 5 Investment, LP. This agreement is classified as capital and it replaced the existing month-to-month agreement disclosed in Note 10 above. Monthly payments of $302,226 consisting of principal and interest are payable to the related party until maturity on September 30, 2021. The market value of the equipment leased is $10.9 million.

As of June 30, 2018, the Company owed $10,226,874 principal and incurred $233,553 in interest from the date of inception to June 30, 2018.

In 2017, the Company signed a lease agreement for two cranes at a cost of $1,100,016 each with a related party. The lease is classified as capital. Monthly payments of $39,687 are payable to the related party until maturity in June of 2022. As of June 30, 2018, the Company owed $1,881,509 principal and incurred $86,669 in interest on it for the six months ended June 30, 2018.

11.	Significant Customers	The Company had revenues from significant customers that accounted for the following percentages of the Company’s total revenues for the six months ended June 30:

			2018	2017
		Customer A	31%	24%
		Customer B	22%	23%
		Customer C	10%	16%
		Customer D	8%	19%

Management believes that in the unlikely event that the Company lost these customers, based on current market conditions, the Company would be able to find comparable work with other existing customers or new customers.

12.	Subsequent Events	The Company has evaluated subsequent events through October 20, 2018, the date the financial statements were available to be issued.